INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation of our report dated January 29, 1999 on the financial statements of qmed, Inc. and Subsidiaries as of November 30, 1998, 1997, and 1996 and for the years ended November 30, 1998, 1997 and 1996, which is included in the Annual Report on Form 10K of qmed, Inc. and Subsidiaries.


                                   /s/ Amper, Politziner & Mattia P.A.
                                   ------------------------------------------
                                   AMPER, POLITZINER & MATTIA P.A.


February 25, 1999

Edison, New Jersey